GAAP to IFRS Reconcilations                                    Exhibit 15.1

VELTI PLC
CONSOLIDATED INCOME STATEMENT GAAP TO IFRS RECONCILIATION
FOR THE YEAR ENDED DECEMBER 31, 2008

	US GAAP as Reported	Consolidation Method (unaudited)	Purchase Accounting (unaudited)	Tax Positions Related (unaudited)	Revenue deferral (unaudited)	Other Adjustments & Presentation (unaudited)	IFRS (unaudited)
	(in thousands)
Revenue	$62,032	$1,766	$—	$—	$4,622	$1	$68,421
Cost of revenue	(43,627)	(2,037)	—	—	—	129	(45,535)
Gross profit (loss)	18,405	(271)	—	—	4,622	130	22,886

Other operating income	—	—	—	—	—	(196)	(196)
Selling expenses	10,768	454	—	—	—	(82)	11,140
Administrative expenses	8,145	1,640	(125)		—	352	10,012
Operating profit (loss)	(508)	(2,365)	125	—	4,622	56	1,930

Net foreign exchange loss	(1,665)	—	—	—	—	(10)	(1,675)
Finance costs	(1,304)	—	—	—	—	—	(1,304)
Finance income	149	—	—	—	—	(1)	148
Other Expenses	(495)	—	—	—	—	495	—
Share of loss of associates	(2,456)	2,182	—	—	—	186	(88)
Profit (loss) before tax	(6,279)	(183)	125	—	4,622	726	(989)

Taxation	26	183	—	926	(462)	—	673
Profit (loss) after tax	(6,253)	—	125	926	4,160	726	(316)

Attributable to:
Equity shareholders of the parent	(6,130)	—	125	926	4,160	621	(298)
Minority interest	(123)	—	—	—	—	105	(18)
Profit (loss) after minority interest	$(6,253)	$—	$125	$926	$4,160	$726	$(316)

GAAP to IFRS Reconcilations                                    Exhibit 15.1

VELTI PLC
CONSOLIDATED BALANCE SHEET GAAP TO IFRS RECONCILIATION
AS OF DECEMBER 31, 2009

	US GAAP as Reported	Consolidation Method (unaudited)	Purchase Accounting (unaudited)	Tax Positions Related (unaudited)	Recognition of Deferred Revenue (unaudited)	IFRS (unaudited)
	(in thousands)
ASSETS
Non-current assets
Property, plant and equipment	$3,342	$9	$—	$—	$—	$3,351
Intangible assets	34,412	—	(253)	—	—	34,159
Investments in associates	3,254	3,191	—	—	—	6,445
Goodwill	3,874	—	247	—	—	4,121
Other assets	1,202	—	—	—	—	1,202
Deferred tax assets	466	962	—	—	—	1,428
Total non-current assets	46,550	4,162	(6)	—	—	50,706

Current assets
Receivables and prepayments	55,853	257	—	—	(3,706)	52,404
Cash and cash equivalents	19,655	104	—	—	—	19,759
Total current assets	75,508	361	—	—	(3,706)	72,163
Total assets	$122,058	$4,523	$(6)	$—	$(3,706)	$122,869

SHAREHOLDERS' EQUITY
Share capital	3,339	—	—	—	—	3,339
Share premium account	—	—	—	—	—	—
Share-based payment reserve	—	—	—	—	—	—
Merger reserve	—	—	—	—	—	—
Currency translation reserve	4,315	107	—	—	—	4,422
Additional paid in capital (US GAAP only)	42,885	—	—	—	—	42,885
Retained earnings/(deficit)	(3,689)	(107)	321	(343)	(3,269)	(7,087)
Total shareholders' equity	46,850	—	321	(343)	(3,269)	43,559
Minority Interest	86	—	—	—	—	86
Total equity	46,936	—	321	(343)	(3,269)	43,645

LIABILITIES
Non-current liabilities
Long-term borrowings	17,661	—	—	—	—	17,661
Retirement benefit obligations	2,651	—	—	—	—	2,651
Deferred income-government grants	346	—	—	—	—	346
Other non-current liabilities	1,803	(1,831)	—	343	(437)	(122)
Total non-current liabilities	22,461	(1,831)	—	343	(437)	20,536

Current liabilities
Accounts payable and other accrued liabilities	29,896	6,354	(327)	—	—	35,923
Deferred income - government grants	1,565	—	—	—	—	1,565
Current income tax liabilities	—	—	—	—	—	—
Borrowings	21,200	—	—	—	—	21,200
Total current liabilities	52,661	6,354	(327)	—	—	58,688
Total liabilities	75,122	4,523	(327)	343	(437)	79,224
Total equity and liabilities	$122,058	$4,523	$(6)	$—	$(3,706)	$122,869

GAAP to IFRS Reconcilations                                    Exhibit 15.1

VELTI PLC
CONSOLIDATED INCOME STATEMENT GAAP TO IFRS RECONCILIATION
FOR THE YEAR ENDED DECEMBER 31, 2009

	US GAAP as Reported	Consolidation Method (unaudited)	Purchase Accounting (unaudited)	Tax Positions Related (unaudited)	Recognition of Deferred Revenue (unaudited)	IFRS (unaudited)
	(in thousands)
Revenue	$89,965	$1,819	$—	$—	$(4,373)	$87,411
Cost of revenue	(36,050)	(1,918)	—	—	—	(37,968)
Gross profit (loss)	53,915	(99)	—	—	(4,373)	49,443

Other operating income	—	—	—	—	—	—
Selling expenses	14,508	959	—	—	—	15,467
Administrative expenses	28,154	323	(118)		(667)	27,692
Operating profit (loss)	11,253	(1,381)	118	—	(3,706)	6,284

Net foreign exchange loss	14	(3)	—	—	—	11
Finance costs	(2,420)	—	—	—	—	(2,420)
Finance income	50	—	—	—	—	50
Share of loss of associates	(2,223)	1,325	—	—	—	(898)
Profit (loss) before tax	6,674	(59)	118	—	(3,706)	3,027

Taxation	(410)	59	—	(343)	437	(257)
Profit (loss) after tax	6,264	—	118	(343)	(3,269)	2,770

Attributable to:
Equity shareholders of the parent	6,455	—	118	(343)	(3,269)	2,961
Minority interest	(191)	—	—	—	—	(191)
Profit (loss) after minority interest	$6,264	$—	$118	$(343)	$(3,269)	$2,770

GAAP to IFRS Reconcilations                                    Exhibit 15.1

VELTI PLC
CONSOLIDATED BALANCE SHEET GAAP TO IFRS RECONCILIATION
AS OF DECEMBER 31, 2010

	US GAAP as Reported	Consolidation Method (unaudited)(1)	Purchase Accounting (unaudited)	IFRS (unaudited)
	(in thousands)
ASSETS
Non-current assets
Property, plant and equipment	$3,253	$—	$—	$3,253
Intangible assets	45,650	—	—	45,650
Investments in associates	2,328	—	—	2,328
Goodwill	18,451	—	5,364	23,815
Other assets	11,590	—	—	11,590
Deferred tax assets	—	—	—	—
Total non-current assets	81,272	—	5,364	86,636

Current assets
Receivables and prepayments	110,542	—	—	110,542
Cash and cash equivalents	17,354	—	—	17,354
Total current assets	127,896	—	—	127,896
Total assets	$209,168	$—	$5,364	$214,532

SHAREHOLDERS' EQUITY
Share capital	3,397	—	—	3,397
Share premium account	—	—	—	—
Share-based payment reserve	—	—	—	—
Merger reserve	—	—	—	—
Currency translation reserve	1,639	—	—	1,639
Additional paid in capital (US GAAP only)	50,415	—	—	50,415
Retained earnings/(deficit)	(19,358)	—	5,364	(13,994)
Total shareholders' equity	36,093	—	5,364	41,457
Minority Interest	176	—	—	176
Total equity	36,269	—	5,364	41,633

LIABILITIES
Non-current liabilities
Long-term borrowings	19,685	—	—	19,685
Retirement benefit obligations	447	—	—	447
Deferred income-government grants	4,335	—	—	4,335
Other non-current liabilities	16,720	—	—	16,720
Total non-current liabilities	41,187	—	—	41,187

Current liabilities
Accounts payable and other accrued liabilities	68,558	—	—	68,558
Deferred income - government grants	2,849	—	—	2,849
Current income tax liabilities	9,875	—	—	9,875
Borrowings	50,430	—	—	50,430
Total current liabilities	131,712	—	—	131,712
Total liabilities	172,899	—	—	172,899
Total equity and liabilities	$209,168	$—	$5,364	$214,532

(1) Entity was dissolved in July 2010

GAAP to IFRS Reconcilations                                    Exhibit 15.1

VELTI PLC
CONSOLIDATED INCOME STATEMENT GAAP TO IFRS RECONCILIATION
FOR THE YEAR ENDED DECEMBER 31, 2010

	US GAAP as Reported	Consolidation Method (unaudited)	Purchase Accounting (unaudited)	IFRS (unaudited)
	(in thousands)
Revenue	$116,269	$992	$—	$117,261
Cost of revenue	(50,810)	(677)	—	(51,487)
Gross profit	65,459	315	—	65,774

Other operating income	—	—	—	—
Selling expenses	33,838	290	—	34,128
Administrative expenses	29,190	1,118	(5,364)	24,944
Operating profit (loss)	2,431	(1,093)	5,364	6,702

Net foreign exchange loss	(1,726)	—	—	(1,726)
Finance costs	(8,199)	(8)	—	(8,207)
Finance income	130	—	—	130
Share of loss of associates	(4,615)	1,069	—	(3,547)
Profit (loss) before tax	(11,979)	(32)	5,364	(6,647)

Taxation	(3,771)	32	—	(3,739)
Profit (loss) after tax	(15,750)	—	5,364	(10,386)

Attributable to:
Equity shareholders of the parent	(15,669)	—	5,364	(10,305)
Minority interest	(81)	—	—	(81)
Profit (loss) after minority interest	$(15,750)	$—	$5,364	$(10,386)